Exhibit 5.1

[Letterhead of Walkers]

10 May 2011	Our Ref: DW/NK/R1585-H05277

China Zenix Auto International Limited

No. 1608, North Circle Road State Highway

Zhangzhou, Fujian Province 363000

People’s Republic of China

Dear Sirs

China Zenix Auto International Limited

We have acted as British Virgin Islands legal advisers to China Zenix Auto International Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, relating to the offering by the Company and the sale by certain selling shareholders (the “Selling Shareholders”) of American Depositary Shares representing the Company’s ordinary shares of a par value of US$0.0001 each (the “Ordinary Shares”). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2.

We are British Virgin Islands lawyers and express no opinion as to any laws other than the laws of the British Virgin Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the British Virgin Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is a company duly incorporated under the BVI Business Companies Act, 2004 and validly exists as a BVI Business Company limited by shares in the British Virgin Islands. The Company is in good standing under the laws of the British Virgin Islands.

WALKERS	Page 2

2.	The authorised share capital of the Company is 500,000,000 ordinary shares with a par value of US$0.0001 each.

3.	The issue and allotment of the Ordinary Shares pursuant to the Registration Statement has been duly authorized. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Ordinary Shares will be validly issued, allotted and fully paid, and there will be no further obligation on the holder of any of the Ordinary Shares to make any further payment to the Company in respect of such Ordinary Shares.

4.	The Ordinary Shares to be sold by the Selling Shareholders have been legally and validly issued, are fully paid and there is and will be no further obligation on the Selling Shareholders, or any holders thereof to make any further payment to the Company in respect of such Ordinary Shares.

5.	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects, and such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm, and the inclusion of the discussions attributed to our firm, under the headings “Enforceability of Civil Liabilities”, “Taxation”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the British Virgin Islands.

Yours faithfully

/s/ Walkers

WALKERS

WALKERS	Page 3

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 11 July 2008, the Certificate of Incorporation on Change of Name dated 3 November 2010, the Memorandum and Articles of Association dated 11 July 2008 as amended by a resolution of the shareholders of the Company dated 21 February 2011, the Amended and Restated Memorandum and Articles of Association as adopted by a resolution of the shareholders of the Company on 24 March 2011 and effective following the filing and registration with the Registrar of Corporate Affairs in the British Virgin Islands (which filing will be made upon or immediately prior to the commencement of the trading of the Company’s American Depositary Shares on the New York Stock Exchange), the Register of Members and Register of Directors of the Company, copies of which have been provided to us by the Company (together, the “Company Records”).

2.	A Certificate of Good Standing dated 11 March 2011 in respect of the Company issued by the Registrar of Corporate Affairs in the British Virgin Islands (the “Certificate of Good Standing”).

3.	Executed copies of the written resolutions of the Board of Directors of the Company dated 21 February 2011, the written resolutions of the Board of Directors of the Company dated 24 March 2011, the written resolutions of the shareholders of the Company dated 21 February 2011 and the written resolutions of the shareholders of the Company dated 24 March 2011.

4.	A certificate from a director of the Company dated 24 March 2011, a copy of which is attached hereto (the “Director’s Certificate”).

5.	The Registration Statement.

WALKERS	Page 4

SCHEDULE 2

ASSUMPTIONS

1.	The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Company Records are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

3.	The Director’s Certificate is true and correct as to matters of fact as of the date hereof.

WALKERS	Page 5

SCHEDULE 3

QUALIFICATIONS

1.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing. The term “good standing” as used herein means that the Company is not currently in breach of its obligations to pay the annual filing fees due for the current calendar year, and having regard to any grace periods permitted under the BVI Business Companies Act, 2004.

China Zenix Auto International Limited

No. 1608, North Circle Road State Highway

Zhangzhou, Fujian Province 363000

People’s Republic of China

24 March 2011

Walkers

15/F Alexandra House

18 Chater Road

Central

Hong Kong

Dear Sirs,

CHINA ZENIX AUTO INTERNATIONAL LIMITED (the “Company”) – Director’s Certificate

I, Junqiu Gao, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of British Virgin Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1.	the memorandum and articles of association of the Company dated 11 July 2008 as amended by a resolution of the shareholders of the Company dated 21 February 2011 remain in full force and effect and are otherwise unamended save that the Company has on 24 March 2011 adopted an amended and restated memorandum and articles of association effective following the filing and registration with the Registrar of Corporate Affairs in the British Virgin Islands (which filing will be made upon or immediately prior to the commencement of the trading of the Company’s American Depositary Shares on the New York Stock Exchange);

2.	the written resolutions of the shareholders dated 21 February 2011 and 24 March 2011 were executed (and where by a corporate entity such execution has been duly authorised if so required) by and on behalf of all shareholders in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

3.	the written resolutions of the board of directors dated 21 February 2011 and 24 March 2011 were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I have previously notified you personally to the contrary.

Signature:	/s/ Junqiu Gao
Name: Junqiu Gao
Title: Director